Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) sets forth the terms of a Restricted Stock Award granted on __________________ (“Effective Date”) by Sensus Healthcare, Inc., a Delaware corporation (“Sensus”) to _________________________ (“Grantee”). Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Plan (as defined below).

RECITALS

A.       The Company adopted that 2017 Equity Incentive Plan (“Plan”) pursuant to which the Company may grant Restricted Stock Awards to Key Persons.

B.       The Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee in accordance with the terms and conditions of this Agreement.

C.       Grantee wishes to accept such grant of Restricted Stock on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the adequacy of which is acknowledged by the parties’ execution of this Agreement, the Company and the Grantee agree as follows:

1.      Grant of Restricted Stock. Pursuant to Article 5 of the Plan, the Company has granted to the Grantee on the Effective Date a Restricted Stock Grant consisting of, in the aggregate, _____________ shares of Common Stock of the Company, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. This grant of the Restricted Stock is made in consideration of the services rendered and to be rendered by the Grantee to the Company.

2.      Restricted Period; Vesting.

a.       Vesting Schedule. Except as otherwise provided in this Agreement, provided that the Grantee remains in Continuous Service (as defined below) through the applicable vesting date[, and further provided that any additional conditions and Performance Goals set forth in Schedule A have been satisfied], the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock

[DATE]	[NUMBER OR % OF SHARES]

[DATE]	[NUMBER OR % OF SHARES]

[DATE]	[NUMBER OR % OF SHARES]

[DATE] (the “Final Vesting Date”)	[NUMBER OR % OF SHARES]

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The period from the Effective Date through the Final Vesting Date is referred to as the “Restricted Period.” For purposes of this Agreement, “Continuous Service” means the Grantee’s service with the Company, whether as an employee, consultant or director, is not interrupted or terminated. The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company as an employee, consultant or director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service; and provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence by the Grantee, including sick leave, military leave or any other personal or family leave of absence.

b.      Termination of Continuous Service. Except as set forth in this Agreement, the foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of Continuous Service and the Company shall have no further obligations to the Grantee under this Agreement. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

c.       Change of Control. The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested Restricted Stock shall vest as of the date of the Change in Control.

d.      Death or Disability. The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates as a result of death or Disability of the Grantee, then any unvested Restricted Stock that would have vested within one (1) year from the date of termination (or within such other period as determined by the Committee) shall vest as of the date of termination.

e.       Termination without Cause. The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates as a result of voluntary resignation by the Grantee or termination by the Company without Cause, then any unvested Restricted Stock that would have vested within thirty (30) days from the date of termination (or within such other period as determined by the Committee) shall vest as of the date of termination.

3.	Restrictions.

a.       Transfer Restriction. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

b.      Effect of Prohibited Transfer. The Company shall not be required to (i) transfer on its books any shares of Restricted Stock that have been transferred in violation of any of the provisions set forth in this Agreement, or (i) treat as owner of such Restricted Stock or to pay dividends or other distributions to any transferee to whom any such Restricted Stock shall have been so sold or transferred.

4.	Rights as a Stockholder; Dividends.

a.       Stockholder Rights. The Grantee shall be the record owner of the Restricted Stock (including unvested Restricted Stock) granted under this Agreement until the shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a stockholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, (i) any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid; and (ii) any dividends or other distributions paid by the Company with respect to any shares of Restricted Stock shall accrue but shall not be payable unless and until vesting of such Restricted Stock, at which time the accumulated dividends shall be paid by the Company.

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b.      Stock Certificates. The Company may, but need not, issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent.

c.       Forfeiture. If the Grantee forfeits any rights he or she has under this Agreement in pursuant to Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to any unvested Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

5.      Tax Liability and Withholding.

a.       Payment of Taxes. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to this Agreement, the amount of any required withholding taxes in respect of the Restricted Stock granted under this Agreement and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

b.      Liability. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

6.      Section 83 Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock granted under this Agreement. Any such election must be made within thirty (30) days after the Effective Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

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7.      Compliance with Law.

a.       Compliance. The issuance and transfer of shares of Restricted Stock granted under this Agreement shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Restricted Stock granted under this Agreement shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

b.      Legend. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

8.	Miscellaneous.

a.       Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company. In the event of any inconsistency between the terms and conditions of this Agreement and any existing employment agreement, service contract or other agreement between the Grantee and the Company (each, a “Service Agreement”), the terms and conditions of the Service Agreement shall control.

b.      Restricted Stock Subject to the Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders, as the Plan may be amended from time to time, and the terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

c.       Discretionary Nature of the Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment or engagement with the Company.

d.      No Impact on Other Benefits. The value of the Grantee’s Restricted Stock granted under this Agreement is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

e.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions this Agreement and the Plan, and accepts the Restricted Stock granted under this Agreement subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be tax consequences upon the grant or vesting of the Restricted Stock granted under this Agreement and/or the disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

f.       Gunster, Yoakley & Stewart, P.A. Represents the Company. The Grantee acknowledges and agrees that Gunster, Yoakley & Stewart, P.A., a Florida professional association (“Gunster Yoakley”) represents the Company and not the Grantee. Grantee acknowledges that Gunster Yoakley has not represented him or her in connection with this Agreement and that he or she has been advised to engage legal counsel to advise him or her regarding this Agreement.

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g.       Further Instruments. The Company and the Grantee agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

h.      Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address by delivering notice of such designation in accordance with this Section.

i.        Governing Law, Venue and Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Florida without regard to conflicts-of-law principles. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County, Florida. Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court. Service of any court paper may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

j.        Assignment. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

k.      Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock granted under this Agreement, prospectively or retroactively; provided, that, no such amendment, nor any amendment to the Plan, shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

l.        Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

m.    Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

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n.      JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY AND GRANTEE OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

o.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and a complete set of which, when taken together, shall constitute one and the same document. Confirmation of execution by electronic transmission of a facsimile or .pdf signature page shall be binding, and each party hereby irrevocably waives any objection that it has or may have in the future as to the validity of any such electronic transmission of a signature page.

p.      Entire Agreement. This Agreement, together with the attached Schedule A and the Plan, constitutes the sole and entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

The Company and the Grantee have executed this Restricted Stock Award Agreement as of the Effective Date.

COMPANY:	GRANTEE:

SENSUS HEALTHCARE, INC.	[NAME]

By:_________________________________
Name:_______________________________
Title:________________________________

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Schedule A

Additional Conditions and Performance Goals

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